                                                                     Exhibit (j)

                               CUSTODIAN AGREEMENT

      This CUSTODIAN AGREEMENT dated as of this ___ day of _______ , 1997, by and between The Bank of New York, a New York banking corporation (the "Custodian"), and WBK STRYPES Trust, a business trust organized pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del.C. (Sections 3801 et seq.)) (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust"), under and by virtue of an Amended and Restated Trust Agreement, dated as of ________ __, 1997 (the "Trust Agreement").

                               W I T N E S S E T H

      WHEREAS, the Trust is a non-diversified, closed-end investment company, as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), formed to purchase and hold certain zero-coupon U.S. Government securities (the "U.S. Treasury Securities"), to enter into and hold a forward purchase contract (the "Contract") with The Bank of New York, as agent and custodian for and on behalf of the Trust, and a trust established by Australian Mutual Provident Society ("AMP"), an Australian mutual insurance company, pursuant to a Deed of Settlement, dated as of ______, 1997, among ______, National Australia Trustees and AMP (such trust being the "Contracting Stockholder"), a stockholder of Westpac Banking Corporation, and to issue Structured Yield Product Exchangeable for Stock(sm) (the "STRYPES") in accordance with the terms and conditions of the Trust Agreement;

      WHEREAS, the Trust desires to engage the services of the Custodian to perform certain custodial duties for the Trust; and

      WHEREAS, the Custodian is willing to assume such duties, on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

      1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Trust Agreement.

----------
(sm) Service mark of Merrill Lynch & Co., Inc.

                                                                     Exhibit (j)


      2. APPOINTMENT OF CUSTODIAN; TRANSFER OF ASSETS. The Trust hereby constitutes and appoints the Custodian, and the Custodian accepts such appointment, as agent of the Trust and as custodian and foreign custodian manager of all of the property, including but not limited to, the Contract, the U.S. Treasury Securities, the Temporary Investments, any cash and any other property at any time owned or held by the Trust (collectively, the "Assets"). The Trust hereby deposits the Assets with the Custodian and the Custodian hereby accepts such into its custody, and the Trust shall deliver to the Custodian all of the Assets, including all monies, securities and other property received by the Trust at any time during the period of this Agreement, subject to the following terms and conditions. The Custodian hereby agrees that it shall hold the Assets in a segregated custody account, separate and distinct from all other accounts, in accordance with Section 17(f) of, and in such manner as shall constitute the segregation and holding in trust within the meaning of, the Investment Company Act and the rules and regulations thereunder. The Custodian hereby further agrees to abide by the guidelines attached hereto in Exhibit A when it acts as foreign custodian manager. The Trust authorizes the Custodian, for any Assets held hereunder, to use the services of any securities depository permitted to perform such services for registered investment companies and their custodians under Rule 17f-4 or 17f-5 under the Investment Company Act and which has been approved by the Trust, including but not limited to, The Depository Trust Company and the Federal Reserve Book Entry System. The Custodian shall be under no duty or obligation to inspect, review or examine any Assets to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

      3. ASSET DISPOSITION; EXAMINATIONS. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of the Assets, except pursuant to a written direction in accordance with paragraph 4 below and then only for the account of the Trust. The Assets shall be subject to no lien or charge of any kind in favor of the Custodian for itself or for any other Person claiming through the Custodian. The Custodian shall permit actual examination of the Assets by the Trust's independent public accountant at the end of each annual and semi-annual fiscal period of the Trust and at least one other time during the fiscal year of the Trust chosen by such independent public accountant and shall permit the inspection of the Assets by the Commission through its employees or agents during the normal business hours of the Custodian upon reasonable request.

      4. AUTHORIZED ACTIONS. The Custodian shall take such reasonable actions with respect to the Assets as directed in writing by the Trust or by any officer of the Administrator duly authorized by the Trustees to give written instructions on behalf of the

                                                                     Exhibit (j)


Trust and named in such certified resolutions of the Trustees, as may be received by the Custodian from time to time.

      5. CUSTODIAN'S ACTIONS TAKEN IN GOOD FAITH. In connection with the performance of its duties under this Agreement, the Custodian shall have no duties or obligations other than those specifically set forth herein or in the Trust Agreement or as may subsequently be agreed in writing by the parties hereto and shall be under no liability to the Trust or any Holder for any action taken in good faith in reliance on any paper, order, certification, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document, prima facie properly executed, or for the disposition of the Assets pursuant to the Trust Agreement or in respect of any action taken or suffered under the Trust Agreement in good faith, in accordance with an opinion of counsel or at the direction of the Trust pursuant hereto; provided that this provision shall not protect the Custodian against any liability to which it would otherwise be subject by reason of its willful misfeasance or gross negligence in the performance of its duties, or its reckless disregard of its obligations and duties hereunder.

      Notwithstanding any other provision of this Agreement, the Custodian shall under no circumstances be liable for any punitive, exemplary, indirect or consequential damages.

      6. TRUST AGREEMENT VALIDITY. The Custodian shall not be responsible for the validity or sufficiency of the Trust Agreement or the due execution thereof, or for the form, character, genuineness, sufficiency, value or validity of any of the Assets and the Custodian shall in no event assume or incur any liability, duty or obligation to any Holder or to the Trust, other than as expressly provided for herein. The Custodian shall not be responsible for or in respect of the validity of any signature by or on behalf of the Trust.

      7. LITIGATION OBLIGATIONS, COSTS AND INDEMNITY. The Custodian shall not be under any obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may require, and any reasonable pecuniary costs of the Custodian from such actions shall be expenses which are reimbursable pursuant to paragraph 13 hereof.

      8. TAXES; TRUST EXPENSES. In no event shall the Custodian be personally liable for any taxes or other governmental charges imposed upon or in respect of the Assets or upon the monies, securities or other properties included therein. The Custodian shall be reimbursed and indemnified by the Trust for all such taxes and charges, for any tax or charge imposed against the Trust and for any reasonable expenses, including reasonable counsel fees,

                                                                     Exhibit (j)


interest, penalties and additions to tax which the Custodian may sustain or incur with respect to such taxes or charges.

      9. CUSTODIAN RESIGNATION, SUCCESSION. (a) The Custodian may resign by executing an instrument in writing resigning as Custodian and delivering the same to the Trust, not less than 60 days before the date specified in such instrument when, subject to clause (b) of this paragraph 9, such resignation is to take effect. Upon receiving such notice of resignation, the Trust shall use its reasonable efforts promptly to appoint a successor Custodian in the manner and meeting the qualifications provided in the Trust Agreement, by written instrument or instruments delivered to the resigning Custodian and the successor Custodian.

      (b) In case no successor Custodian shall have been appointed within 30 days after notice of resignation has been received by the Trust, the resigning Custodian may forthwith apply to a court of competent jurisdiction for the appointment of a successor Custodian. Such court may thereupon, after such notice, if any, as it may deem proper and prescribed, appoint a successor Custodian.

      10. CUSTODIAN REMOVAL. The Trust may remove the Custodian upon 60 days prior written notice to the Custodian and appoint a successor Custodian. In case at any time the Custodian shall not meet the requirements set forth in the Trust Agreement or shall become incapable of acting or if a court having jurisdiction shall enter a decree or order for relief in respect of the Custodian in an involuntary case, or the Custodian shall commence a voluntary case, under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Custodian or for any substantial part of its property shall be appointed, or the Custodian shall make any general assignment for the benefit of creditors, or shall generally fail to pay its debts as they become due, the Trust may remove the Custodian immediately and appoint a successor Custodian. The termination of the Administration Agreement or the Paying Agent Agreement shall cause the removal of the Custodian simultaneously therewith.

      11. TRANSFERS TO SUCCESSOR CUSTODIAN. Upon the request of any successor Custodian, the Custodian hereunder shall, upon payment of all amounts due it, execute and deliver an instrument acknowledged by it transferring to such successor Custodian all the rights and powers of the resigning Custodian; and the resigning Custodian shall transfer, deliver and pay over to the successor Custodian the Assets at the time held by it hereunder, if any, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning Custodian in the administration hereof as may be requested by the successor Custodian, and shall thereupon be discharged from all duties and responsibilities hereunder. Any resignation or removal of the Custodian shall become effective upon such acceptance of appointment by the successor Custodian. The indemnification of the resigning Custodian provided for hereunder shall survive any resignation, discharge or removal of the Custodian hereunder.

      12. CUSTODIAN MERGER, CONSOLIDATION. Any corporation into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, shall be the successor Custodian hereunder and under the Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, provided that such corporation meets the requirements set forth in the Trust Agreement.

      13. COMPENSATION; EXPENSES. The Custodian shall receive compensation for performing the usual, ordinary, normal and recurring services under this Custodian Agreement and, with the prior written approval of the Trust, reimbursement for any and all reasonable expenses and disbursements incurred hereunder, as provided in Section 3.1 of the Administration Agreement.

      14. SECTION 17(f) QUALIFICATION. The Custodian hereby represents that it is qualified to act as a custodian under Section 17(f) of the Investment Company Act.

      15. INDEMNIFICATION. The Trust shall indemnify and hold the Custodian harmless from and against any loss, damages, liability or claim incurred by reason of any inaccuracy in information furnished to the Custodian by the Trust, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, and any reasonable cost or expense (including the reasonable costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements) incurred in connection with any such loss, damages, liability or claim, provided that the Custodian shall not be indemnified and held harmless from and against any such loss, damages, liability, claim or reasonable cost or expense arising from its willful misfeasance, bad faith or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder. Notwithstanding the foregoing, it is understood that (i) the Trust shall not, in respect of the legal expenses of the Custodian in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) and (ii) the Trust shall not be liable for any settlement of any proceeding effected without the written consent of the Trust, but if settled with such consent or if there be a final judgment for the third party claimant, the Trust agrees to indemnify the Custodian from and against any loss or

                                                                     Exhibit (j)


liability by reason of such settlement or judgment. Neither the Federal Reserve Book Entry System nor The Depository Trust Company shall be deemed to be agents of the Custodian.

      16. RIGHTS OF SET-OFF; BANKER'S LIEN. The Custodian hereby waives all rights of set-off or banker's lien it may have with respect to the Assets held by it as Custodian hereunder.

      17. TERMINATION. This Agreement shall terminate upon the earlier of the dissolution of the Trust or the appointment of a successor Custodian.

      18. CHOICE OF LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State.

      19. NOTICES. All notices and other communications given by any party under this Agreement shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 19):

The Trust:                    WBK STRYPES Trust
                              c/o Puglisi & Associates
                              850 Library Avenue, Suite 204
                              Newark, Delaware 19716
                              Telephone:  (302) 738-6680
                              Telecopier: (302) 738-7210

The Custodian:                The Bank of New York
                              Corporate Trust Department
                              101 Barclay Street
                              12th Floor East
                              New York, New York 10007
                              Attention:  Betty Cocozzo

      Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices set forth above, in which case they shall be deemed received

                                                                     Exhibit (j)


on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified or registered mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

      20. NO THIRD PARTY BENEFICIARIES. Nothing herein, express or implied, shall give to any Person, other than the Trust, the Custodian and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

      21. AMENDMENTS; TRUST AGREEMENT CHANGES; WAIVER. This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Trust shall notify the Custodian of any change in the Trust Agreement prior to the effective date of any such change. Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      22. EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                                                     Exhibit (j)


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       WBK STRYPES TRUST



                                       By
                                         ---------------------------------------
                                                Donald J. Puglisi,
                                                as Managing Trustee



                                      THE BANK OF NEW YORK


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                   Exhibit (j)


                                                                     EXHIBIT A

                      Rule 17f-5 Procedures and Guidelines

      1. The Trust's Custodian shall serve as the Foreign Custody Manager for the Trust pursuant to the Custodian Agreement between the Trust and the Foreign Custody Manager and shall be responsible for managing the Trust's foreign custody arrangements pursuant to the requirements of Rule 17f-5 under the Investment Company Act. The Foreign Custody Manager shall not be responsible for the selection or performance of compulsory depositories.

      2. The Foreign Custody Manager shall notify the Trust's investment adviser in writing as soon as reasonably possible of any material changes in the Trust foreign custody arrangements.

      3. The Foreign Custody Manager shall provide the Board with written quarterly reports regarding a Trust's foreign custody arrangements for use at its quarterly Board meetings which reports shall, among other things:

      (i) notify the Board of the placement of Trust assets with a particular foreign subcustodian; and

      (ii) summarize for the Board the material changes in the Trust's foreign custody arrangements that occurred during the prior quarter.

      4. The Foreign Custody Manager shall agree to exercise the reasonable care, prudence and diligence of a New York bank subject to a New York standard of care having responsibility for the safekeeping of Trust assets in performing its delegated duties and obligations to the Trust.

      5. In selecting an Eligible Foreign Custodian, the Foreign Custody Manager shall (i) require the Eligible Foreign Custodian to maintain Trust assets under a New York standard of care for custodians as if the Eligible Foreign Custodian were holding the Trust's assets in New York or (ii) determine that Trust's assets shall be subject to reasonable care by the Eligible Foreign Custodian considering all factors relevant to the safekeeping of such assets with reference to standards of international banks and trust companies holding assets for institutional clients in such country and, if there are no such standards, with reference to the

                                                                   Exhibit (j)


standards of the principal custodians in the relevant market which act as subcustodians for U.S. mutual funds.

      6. Upon request of the Board, the Foreign Custody Manager shall make itself available to report to the Trust's Board in person at its quarterly Board meetings, or at such other times as the Board may from time to time require.

      7. The Foreign Custody Manager shall agree to and shall provide the Trust's investment adviser on a regular basis with the country materials it provides to its other clients.